Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERRASOL HOLDINGS LTD.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________
TERRASOL HOLDINGS LTD.	National Registered Agents, Inc. of NV
101 California Street, Suite #2450	1000 East William Street, Suite 204
San Francisco, California 94111	Carson City, Nevada 89701
(415) 946-8853	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[1]
Common Stock by
Selling Shareholders:	4,400,000	$0.01	$44,000	$1.73

Total	4,400,000	$0.01	$44,000	$1.73

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

TERRASOL HOLDINGS LTD.
4,400,000 Shares of Common Stock

     We are registering for sale by selling shareholders 4,400,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

     The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

     We were incorporated in the State of Nevada on June 2, 2008. We are an exploration stage corporation. We own one claim. The claim is called The Terrasol Lode Claim, comprising 20 acres, was located on June 15, 2008 and was filed in the Clark County recorder’s office in Las Vegas on June 19, 2008 as Instrument 20080619-0000223, File 081 Page 0075 in the official records book T20080120393. The Terrasol Lode Claim is located within Township 27-S, Range 60-E in the NW ¼ of Section 31and the SW ¼ of Section 31 in the Sunset Mining District of Clark County, Nevada. We intend to explore for gold on the property. Our exploration program should take approximately 365 days, weather permitting. If we do not find mineralized material on the property, we do not know what we will do. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

     Our administrative office is located at 101 California Street, Suite 2450, San Francisco, California 94111 and our telephone number is (415) 946-8853 and our registered statutory office is located at 1000 East Willliam Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is July 31. Our mailing address is 101 California Street, Suite 2450, San Francisco, California 94111.

     Management, or affiliates thereof, will not purchase shares in this offering.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	4,400,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	10,400,000
Number of shares outstanding after the offering if all of the
shares are sold	10,400,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of July 31, 2008
(Audited)
Balance Sheet
Total Assets	$39,801
Total Liabilities	$8,625
Stockholders Equity	$31,176

Period from
June 2, 2008
(date of inception)
to July 31, 2008
(Audited)
Income Statement
Revenue	$-
Total Expenses	$19,424
Net Loss	$19,424

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with TERRASOL HOLDINGS LTD.:

     1. Because there is substantial doubt about our ability to continue as a going concern, there is substantial uncertainty we will continue activities in which case you could lose your investment.

     Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at July 31, 2008, the Company has an accumulated deficit of $19,424. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

     2. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability, the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

     3. Our management lacks technical training and experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

     Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry.

     4. We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease activities.

     We were incorporated in June 2008, and we have started our proposed business activities, but not realized any revenues. We have no operating history upon, which an evaluation of our future success or failure can be made. Our net loss since inception is $19,424. The loss was a result of the payment of fees for staking our claims, incorporation, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate a profitable mineral property

*	our ability to generate revenues

*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

     5. Because we will have to spend additional funds to determine if we have a reserve, if we can’t raise the money we will have to cease operations and you could lose your investment.

     Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

     6. Because our management only has limited technical training or experience in exploring for, starting, and operating an exploration program, management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. As a result, we may have to suspend or cease activities, which will result in the loss of your investment.

     Our management has limited experience with exploring for, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease activities, which will result in the loss of your investment.

     7. Because we are small and do no have much capital, we may have to limit our exploration activity, which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

     8. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend activities.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     9. Because Juliet Morgan has other outside business activities and will only be devoting 10% of her time or approximately four hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Juliet Morgan, our sole officer and director has other outside business activities and will be only be devoting 10% of her time or four hours each week to our activities, our activities may be sporadic and occur at times which are convenient to Ms. Morgan. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

     10. Because our sole officer and director is located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our sole officer and sole director.

     Our sole officer and director is a national and/or resident of Jamaica and all of her assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against her, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Jamaica and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole director predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Jamaica or other jurisdictions against us or our sole officer and sole director predicated upon the securities laws of the United States or any state thereof.

     11. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

     12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     13. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

     We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

     14. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.

     All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are forty-four selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 10,400,000 shares of common stock outstanding as of July 31, 2007, 6,000,000 are owned by Juliet Morgan, our sole officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $6,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

     The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business activities.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investment by others in our complete private placement. The cash we raised will allow us to stay in business for at least one year. Our success or failure will be determined by what we find under the ground.

     To meet our need for cash we raised money from our private placement. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not have enough money to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

     Our sole officer and director is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

     We do not own any interest in any property, but merely have the right to conduct exploration activities on one property. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a reserve and we have determined it is economical to extract the minerals from the land.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease activities until we raise more money. If we can’t or don’t raise more money, we will cease activities. If we cease activities, we don’t know what we will do and we don’t have any plans to do anything.

     We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The milestones are as follows:

1.	October 2008 to December 2008 - Continue surface exploration of the property. - Maximum cost of $5,000. Time of retention 0-90 days.

2.

January 2009 to June 2009 - Trenching. Trenching will cost approximately $14,000 and will be conducted by unrelated subcontractors. Trenching includes grid installation, metal detection, sample collecting and shipping the samples for testing.

3.	July 2009 to September 2009 - Have an independent third party analyze the samples. We estimate that it will cost $2,000 to analyze the samples and will take 30 days.

     All funds for the foregoing activities have been obtained from our private placement.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. Equity financing could result in additional dilution to existing shareholders.

Results of Activities

From Inception on June 2, 2008

     We acquired the right to explore one property containing four claims. We have staked the property begun exploration activity. We will conduct further exploration in October 2008. As of the date of this prospectus, we have not found mineralized material.

Liquidity and Capital Resources

     As of the date of this prospectus, we have yet to generate any revenues from our business activities.

     We issued 6,000,000 shares of common stock through a private placement pursuant to Regulation S of the Securities Act of 1933 to Juliet Morgan, our sole officer and director in June 4, 2008, in consideration of $6,000. The shares were sold to non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     In July 18, 2008, we completed a private placement of 4,400,000 restricted shares of common stock pursuant to Reg. S of the Securities Act of 1933 and raised $44,000. All of the shares were sold to non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     As of July 31, 2008, our total assets were $39,801 and our total liabilities were $8,625.

BUSINESS

General

     We were incorporated in the State of Nevada on June 2, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Terrasol Lode mineral claims located in Sunset Mining District of Clark County, Nevada.

     Our administrative office is located at 101 California Street, Suite 2450, San Francisco, California 94111 and our telephone number is (415) 946-8853 and our registered statutory office is located at 1000 East William Street, Suite 204, Carson City, Nevada 89701.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. Currently, we do not intend to acquire other interests in any other mineral properties. Our business plan is solely to explore one mineral property. If we are successful in our initial endeavors, we may look at other exploration situations.

     There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

     We have no plans to change its business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

     We have no revenues, have achieved losses since inception, have conducted limited exploration activities, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

     The fee simple title to the property is owned by the United States of America. Mineral Property Services staked the land and has obtained a lease from the BLM. The property is referred to as “Terrasol Lode Claims”. We have the right to enter on the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the property.

     The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have performed limited exploration on the property comprised mainly of sampling. As of the date of this prospectus, we have not found mineralized material. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Claims

     The Terrasol Lode Claim consists of one located mineral claims in one contiguous group as follows:

Name	Area (in acres)	Expiration
Terrasol Lode Claim	20.00	September 1, 2009

     The property was selected because gold, silver lead and zinc have been discovered in the area.

     The claim is registered in our name.

Location and Access

     The Terrasol Lode Claim, comprising 20 acres, was located on June 15, 2008 and was filed in the Clark County recorder’s office in Las Vegas on June 19, 2008 as Instrument 20080619-0000223, File 081 Page 0075 in the official records book T20080120393. The Terrasol Lode Claim is located within Township 27-S, Range 60-E, in the NW ¼ of Section 31and the SW ¼ of Section 31 in the Sunset Mining District of Clark County, Nevada.

     Access from Las Vegas, Nevada to the Terrasol Lode Claim is southward from Las Vegas along Highway 15 for 55 miles to Nipton, California thence eastward for five miles to Desert California, thence northeastward, thence northward for three miles to the Terrasol Lode Claim. The entire distance from Las Vegas to the Terrasol Lode Claim is approximately 63 miles.

     In addition to the State regulations, Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Terrasol Lode Claim is in good standing to September 1, 2009. A yearly maintenance fee of $125.00 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

MAP 1

TERRASOL HOLDINGS LTD.

HUMBOLDT
ELKO
Winnemucca
Elko
PERSHING
WASHOE
CHURCHILL
LANDER
EUREKA
WHITE PINE
Reno
Fallon
Austin
Eureka
Carson City
DOUGLAS
Ely
LYON
MINERAL
NEVADA
Hawthorne
NYE
Tonopah
ESMERALDA
LINCOLN
TERRASOL
LODE MINING
CLAIM
CLARKE
LAS VEGAS
KILOMETRES
0
100
MILES
50
200

Figure 1. LOCATION MAP

MAP 2

MAP 3

Climate, Local Resources, Infrastructure and Physiography

     The Terrasol Lode Claim is situated midway through the Lucy Grey Mountain Range, a north south trending range of mountains with crests reaching elevations up to 2,500 feet. The claim covers low westerly slopes trending higher to the southeast. Elevations on the Claim arise from 740 feet in the northwest to 840 feet in the southeast along a central northerly trending ridge. The Claim area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

History

     There is no recorded production from the ground covered by the Terrasol Lode Claim; however, inclusive prospect pits indicate the exploration of mineralized zones.

Regional Geology

     Geologically, the Sunset district is the southern extension of the Yellow Pine District where the Mountain Ranges consist mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. A series of Carboniferous sediments consist largely of siliceous limestones and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees which is occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills. The quartz-monzonite porphyry is intruded into these strata and is of post-Jurassic age, perhaps Tertiary.

Property Geology

     The Terrasol Lode Claim is indicated to be underlain in part by basement Precambrian rocks overlain by the Cambrian to Devonian Goodsprings dolomite.

Property Mineralization

     The mineralization on the Terrasol Lode Claim is not known, however, the indicated prospect pits within the Claim may have explored mineralization hosted by fractures within a breccia pipe of the Precambrian gneiss as at the nearby Lucy Grey mine.

Our Proposed Exploration Program

     Working with a $21,000 budget, we plan on doing trenching work with a back-hoe to expose bedrock. Metal detecting, soil and rock chip sampling, and geological mapping will be done once the bedrock is exposed. The object of this work will be to determine if there is an economically recoverable gold resource on this property. All sample locations will be marked and mapped. The initial phase of work will provide enough information to allow us to decide whether or not to proceed to the next phase of exploration.

     We have been conducting exploration activities on the property since our inception, but have not discovered mineralized material as of the date of this prospectus.

     It will take us two to three weeks to complete the trenching and collect the samples. Samples will be shipped to ALS Chemex of Reno Nevada, certified assayers. It will take another two to three weeks to obtain results from the lab. We will plot all sample locations on enlarged topography maps and provide GPS with these locations.

     Funds will be used exclusively for trenching, grid installation, metal detection, sample collecting, supplies, shipping, lab costs, meals, motels, truck fuel and labor.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be completed until we raise additional money. That is because we do not have money to complete exploration.

     Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     The costs of our work program were provided by Laurence Sookochoff. We have begun exploration activity and will continue with our exploration program during the next twelve months, weather permitting.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for a gold ore body. We may or may not find an ore body. We have the right to prospect, explore, test, develop, work and mine the property. We hope we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results.

     We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     The following is an outline of the estimated costs of this first phase of exploration of this property:

Consulting Services	$5,000
Trenching	$14,000
Analyzing Samples	$2,000

Competitive Factors

     The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in the United States and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Rental Fee Requirement

     The Federal government's Continuing Act of 2002 extends the requirement of rental or maintenance fees in place of assessment work for filing and holding mining claims with the BLM. All claimants must pay a yearly maintenance fee of $125 per claim for all or part of the mining claim assessment year. The fee must be paid at the State Office of the Bureau of Land Management by August 31, of each year. We have paid this fee through 2008. The assessment year ends on noon of September 1 of each year. The initial maintenance fee is paid at the time the Notice of Location is filed with the BLM and covers the remainder of the assessment year in which the claim was located. There are no exemptions from the initial fee. Some claim holders may qualify for a Small Miner Exemption waiver of the maintenance fee for assessment years after the year in which the claim was located. We do not qualify for a Small Miner Exemption. The following sets forth the BLM fee schedule:

Fee Schedule (per claim)
Location Fee	$30.00
Maintenance Fee	$125.00
Service Charges	$10.00
Transfer Fee	$5.00
Proof of Labor	$5.00
Notice of Intent to Hold	$5.00
Transfer of Interest	$5.00
Amendment	$5.00
Petition for Deferment of Assessment Work	$25.00
Notice of Intent to Locate on Stock Raising Homestead land	$25.00

     The BLM regulations provide for three types of operations on public lands: 1. Casual Use level, 2. Notice level and 3. Plan of Operation level.

1.

Casual Use means activities ordinarily resulting in no or negligible disturbance of the public lands or resources. Casual Use operations involve simple prospecting with hand tools such as picks, shovels, and metal detectors. Small-scale mining devices such as dry washers having engines with less than 10 brake-horsepower are allowed, provided they are fed using only hand tools. Casual Use level operations are not required to file an application to conduct activities or post a financial guarantee.

2.

Notice level operations include only exploration activities in which five or less acres of disturbance are proposed. Presently, all Notice Level operations require a written notice and must be bonded for all activities other than reclamation.

3.

Plans of Operation activities include all mining and processing (regardless of the size of the proposed disturbance), plus all other activities exceeding five acres of proposed public land disturbance.

     Operators are encouraged to conduct a thorough inventory of the claim to determine the full extent of any existing disturbance and to meet with field office personnel at the site before developing an estimate. The inventory should include photographs taken "before" and "after" any mining activity.

     If an operator constructs access or uses an existing access way for an operation and would object to BLM blocking, removing, or claiming that access, then the operator must post a financial guarantee that covers the reclamation of the access.

     Concurrence by the BLM for occupancy is required whenever residential occupancy is proposed or when fences, gates, or signs will be used to restrict public access or when structures that could be used for shelter are placed on a claim. It is the claimant's responsibility to prepare a complete notice or plan of operators.

Mining Claims On State Land

     The Nevada law authorizing location of claims on State Lands was repealed in 1998. Acquisition of mineral rights on Nevada trust land can only be accomplished by application for a prospecting permit, mineral lease, or lease of common variety materials.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start further exploration activities. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we conduct further exploration activities and know what that will involve from an environmental standpoint.

     We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we conduct further exploration activities. At this point, a permit from the BLM would be required. Also, we would be required to comply with the laws of the state of Nevada and federal regulations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we conduct further exploration activities and know what that will involve from an environmental standpoint.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in the State of Nevada is returning the surface to its previous condition upon abandonment of the property. We will only be using "non-intrusive" exploration techniques and will not leave any indication that a sample was taken from the area. We will be required to leave the area in the same condition as we found it.

     We have not allocated any funds for the cost of reclamation of the property. Ms. Morgan, our president, has agreed to pay the cost of reclamation should we not find mineralized material.

Subcontractors

     We intend to use the services of a consultant who will supervise the subcontractors for manual labor exploration work on our property. We have not selected the consultant as of the date of this prospectus and will not do so until we have completed this offering.

Employees and Employment Agreements

     At present, we have no full-time employees. Our sole officer and director is a part-time employee and will be devoting about 10% of her time or four hours per week to our operation. Our sole officer and director does not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. Our sole officer and director will handle our administrative duties. Because our sole officer and director is inexperienced with exploration, she will hire qualified persons to perform our exploration activities. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

Property Interests and Mining Claims in General

     Mining claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mining claims are self-initiated and self-maintained and therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of the public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. If the validity of a patented mining claim is challenged on the grounds that mineralization has not been demonstrated, the claimant has the burden of proving the present economic feasibility of mining minerals located thereon. Such a challenge might be raised when a patent application is submitted or when the government seeks to include the land in an area to be dedicated to another use.

Reclamation

     We generally are required to mitigate long-term environmental impacts by stabilizing, contouring, resloping and revegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies.

Government Regulation

     Mining operations and exploration activities are subject to various national, state, and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will obtain the licenses, permits or other authorizations currently required to conduct our exploration program. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the Nevada and United States.

     Our mineral exploration program is subject to the regulations of the Bureau of Land Management. The prospecting on the property is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management (BLM) office of the Department of Interior. Obtaining permits for minimal disturbance as envisioned by this exploration program will require making the appropriate application and filing of the bond to cover the reclamation of the test areas. From time to time, an archeological clearance may need to be contracted to allow the testing program to proceed.

Environment Regulations

     Our activities are subject to various federal and state laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. We intend to conduct business in a way that safeguards public health and the environment. We will conduct our operational compliance with applicable laws and regulations.

     Changes to current state or federal laws and regulations in Nevada, where we intend to operate could in the future require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

     During 2008, there were no material environmental incidents or non-compliance with any applicable environmental regulations.

MANAGEMENT

Officers and Directors

     Our sole director serves until her successor is elected and qualified. Our sole officer is appointed by the board of directors and serve at the will of the board of directors. The board of directors has no nominating, auditing or compensation committees.

     The name, age and position of our sole officer and director is set forth below:

Name	Age	Position Held
Juliet Morgan	56	President, Principal Executive Officer, Secretary,
101 California Street, Suite 2450		Treasurer, Principal Financial Officer, Principal
San Francisco, California 94111		Accounting Officer, and a member of the Board of
Directors.

Background of our Sole Officer and Director

     Juliet Morgan has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and sole member of our board of directors since our inception on June 2, 2008. In addition to her role with Terrasol, since January 2006, Ms. Morgan has owned and operated Mom’s Restaurant, which is located in Ocho Rios, Jamaica. Her entrepreneurial spirit also has her co-owning Morgan Trucking, which is a leading trucking company based in Ocho Rios, Jamaica. She has co-owned Morgan Trucking, since February 1981.

     During the past five years, Ms. Morgan has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which Ms. Morgan was a general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Morgan’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     There are no conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending July 31, 2008 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Juliet Morgan	2008	0	0	0	0	0	0	0	0
President, Secretary,	2007	0	0	0	0	0	0	0	0
and Treasurer	2006	0	0	0	0	0	0	0	0

     We have no employment agreements with our sole officer. We will not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     Members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Juliet Morgan	2008	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

		Percentage of	Number of Shares	Percentage of
	Number of	Ownership	After Offering	Ownership After the
Name and Address	Shares Before	Before the	Assuming all of the	Offering Assuming all
Beneficial Owner [1]	the Offering	Offering	Shares are Sold	of the Shares are Sold
Juliet Morgan	6,000,000	57.69%	6,000,000	57.69%
101 California Street, Suite 2450
San Francisco, California 94111

All officers and directors
as a group (1 person)	6,000,000	57.69%	6,000,000	57.69%

[1]	The person named above may be deemed to be a "parent" and "promoter" of our company. Ms. Morgan is our only promoter of our company.

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering
Allwood, Kenton	100,000	0.96%	100,000	0.00%
Bambury, Omar	100,000	0.96%	100,000	0.00%
Bell, Alsie	100,000	0.96%	100,000	0.00%
Bell, Judy	100,000	0.96%	100,000	0.00%
Black, Stephanie	100,000	0.96%	100,000	0.00%
Blackwin, Ann Marie	100,000	0.96%	100,000	0.00%
Brown, Clover	100,000	0.96%	100,000	0.00%
Brown, Vivian	100,000	0.96%	100,000	0.00%
Campbell, Elaine	100,000	0.96%	100,000	0.00%
Chambers, Christopher	100,000	0.96%	100,000	0.00%
Currie, Tamika	100,000	0.96%	100,000	0.00%

Daley, Nicola	100,000	0.96%	100,000	0.00%
Daye, Wesley	100,000	0.96%	100,000	0.00%
Francis, Sherma	100,000	0.96%	100,000	0.00%
Gager, Patricia	100,000	0.96%	100,000	0.00%
Gibbs, Shawna - Kaye	100,000	0.96%	100,000	0.00%
Golding, Janet	100,000	0.96%	100,000	0.00%
Grant, Serlyn	100,000	0.96%	100,000	0.00%
Green, Carlton	100,000	0.96%	100,000	0.00%
Green, Ehoan	100,000	0.96%	100,000	0.00%
Haynes, Sonia	100,000	0.96%	100,000	0.00%
Henry, Amanda	100,000	0.96%	100,000	0.00%
Lynch, Natalie	100,000	0.96%	100,000	0.00%
Mcdonald, Leroy	100,000	0.96%	100,000	0.00%
Mcglashan, Stetherene	100,000	0.96%	100,000	0.00%
Mcintosh, Heather	100,000	0.96%	100,000	0.00%
Morris, Vachel	100,000	0.96%	100,000	0.00%
Pasmore, Linvall	100,000	0.96%	100,000	0.00%
Pinnock, Marvia	100,000	0.96%	100,000	0.00%
Reynolds, Anita	100,000	0.96%	100,000	0.00%
Richards, Patricia	100,000	0.96%	100,000	0.00%
Rodney, Zoe-Ann	100,000	0.96%	100,000	0.00%
Scott, Havinda	100,000	0.96%	100,000	0.00%
Scott, Ruel	100,000	0.96%	100,000	0.00%
Stewart, Dwayne	100,000	0.96%	100,000	0.00%
Sutton, Barbara	100,000	0.96%	100,000	0.00%
Taylor, Garlon	100,000	0.96%	100,000	0.00%
Trail, Cristal	100,000	0.96%	100,000	0.00%
Traille, Kedisha	100,000	0.96%	100,000	0.00%
Wallace, Delano	100,000	0.96%	100,000	0.00%
Walters, Sabrina	100,000	0.96%	100,000	0.00%
Watson, Derrick	100,000	0.96%	100,000	0.00%
Wilson, Meloney	100,000	0.96%	100,000	0.00%
Wynter, Andre	100,000	0.96%	100,000	0.00%

TOTAL	4,400,000	42.31%	4,400,000	0.00%

     Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

     All of persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

    No selling shareholder is an affiliate of a registered broker dealer.

The following is a summary of the issuances of all shares pursuant to Reg. S of the Act.

a)

On June 4, 2008, we issued 6,000,000 shares of common stock to Juliet Morgan, our sole officer and director in consideration of $0.001 per share or a total of $6,000. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Reg. S of the Securities Act of 1933. The transaction took place outside the United States of America and Ms. Morgan is a non-US person.

b)

On July 18, 2008, we issued 4,400,000 shares of common stock to forty-four individuals in consideration of $0.01 per share or a total of $44,000. The 4,400,000 shares so issued are being registered in this offering. The foregoing 4,400,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

Future Sales of Shares

     A total of 10,400,000 shares of common stock are issued and outstanding. Of the 10,400,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 4,400,000 are being offered for resale by the selling shareholders described above.

     Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 57.69% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304 in Henderson, NV 89074. Its telephone number is (702) 818-5898.

CERTAIN TRANSACTIONS

     On June 4, 2008, we issued a total of 6,000,000 shares of restricted common stock to Juliet Morgan, one of our officers and directors in consideration of $6,000.

     Further, Ms. Morgan has advanced funds to us for some of our incorporation needs. As of July 31, 2008, Ms. Morgan advanced us $125. There is no due date for the repayment of the funds advanced by Ms. Morgan. Ms. Morgan will be repaid from revenues or operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Morgan does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Morgan or the repayment of the funds to Ms. Morgan. The entire transaction was oral.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to July 31, 2008, included in this prospectus have been audited by Michael T. Studer CPA P.C., Independent Registered Public Accounting Firm, 18 E. Sunrise Highway, Suite 311, Freeport, NY 11520 (516) 378-1000, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares being sold.

FINANCIAL STATEMENTS

     Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Terrasol Holdings Ltd.

I have audited the accompanying balance sheet of Terrasol Holdings Ltd. (the Company), an exploration stage company, as of July 31, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the period June 2, 2008 (date of inception) to July 31, 2008. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terrasol Holdings Ltd., an exploration stage company, as of July 31, 2008 and the results of its operations and its cash flows for the period June 2, 2008 (date of inception) to July 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MICHAEL T. STUDER CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
September 23, 2008

Terrasol Holdings Ltd.
(An Exploration Stage Company)
Balance Sheet

July 31,
2008

ASSETS
Current Assets
Cash	$34,096
Prepaid expenses	205
Total Current Assets	34,301
Mineral Property acquisition costs	5,500
Total Assets	$39,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

Accounts payable and accrued liabilities	$8,500
Due to a related party	125
Total current liabilities	8,625
Stockholders' Equity

Preferred stock, $0.00001 par value
authorized 100,000,000 shares,
none issued	-
Common stock, $0.00001 par value;
authorized 100,000,000 shares,
issued and outstanding 10,400,000 shares	104
Additional paid-in capital	50,496
Deficit accumulated during the exploration stage	(19,424)
Total stockholders' equity	31,176
Total Liabilities and Stockholders' Equity	$39,801

See notes to financial statements.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
Statement of Operations

Period from June
2, 2008 (Inception)
to July 31, 2008

Revenue	$-
Total Revenue	-

Cost and expenses
General and administrative	15,824
Donated services	600
Exploration costs	3,000
Total Costs and Expenses	19,424
Net Loss	$(19,424)

Net Loss per share
Basic and diluted	$(0.00)

Number of common shares used to compute net loss per share
Basic and Diluted	6,766,000

See notes to financial statements.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the period June 2, 2008 (Inception) to July 31, 2008

				Deficit
				Accumulated
	Common Stock,		Additional	During the	Total
	$0.00001 Par Value		Paid-in	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Sales of Common stock;
- June 4, 2008 at $0.001	6,000,000	$60	$5,940	$-	$6,000
- July 18, 2008 at $0.01	4,400,000	44	43,956	-	44,000
Donated Services	-	-	600	-	600
Net loss for the period June 2,
2008 (inception) to July 31, 2008	-	-	-	(19,424)	(19,424)
Balance-July 31, 2008	10,400,000	104	50,496	(19,424)	31,176

See notes to financial statements.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
Statement of Cash Flows

Period June 2,
2008 (Inception)
to July 31, 2008
Cash Flows from Operating Activities
Net loss	$(19,424)
Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Donated expenses	600
Changes in operating assets and liabilities:
Prepaid expenses	(205)
Accrued liabilities	8,500
Net cash provided by (used for) operating activities	(10,529)

Cash Flows from Investing activities
Mineral property acquisition costs	(5,500)
Net cash provided by (used for) investing activities	(5,500)

Cash Flows from Financing activities
Increase (decease) in due to related party	125
Proceeds from sales of common stock	50,000
Net cash provided by (used for) financing activities	50,125

Increase (decrease) in cash	34,096
Cash, beginning of period	-

Cash, end of period	$34,096

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

See notes to financial statements.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2008

Note 1. Organization and Business Operations

Terrasol Holdings Ltd. (the “Company”) was incorporated in the State of Nevada on June 2, 2008. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2008, the Company had cash of $34,096 and has had accumulated losses of $19,424 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

a)	Basis of Presentation

The Company has been presented as an “Exploration Stage Company”. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is July 31.

b)	Use of Estimates

The preparation of these financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to donated services and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2008

c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the period June 2, 2008 (inception) to July 31, 2008, the Company has had no other items (than net loss) that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

f)	Mineral Property Costs

The Company has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2008

g)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

h)	Asset Retirement Obligations

The Company follows the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

i)	Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities and due to related party, approximate their carrying values due to the immediate or short-term maturity of the financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency, or credit risks arising from its financial instruments.

j)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2008

k)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

l)	Revenue Recognition

The Company will recognize revenue from the sale of gourmet seasonings in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue will be recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability is reasonably assured.

m)	Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

Note 3. Mineral Property

In June 2008, the Company acquired a 100% interest in the Terrasol Lode Claim located in Clark County, Nevada at a cost of $5,500. The Company has not completed its exploration program and has not yet determined whether the claim contains proven and probable reserves.

Note 4. Related Party Transactions

On June 4, 2008, the Company issued 6,000,000 shares of common stock at $0.001 per share to the President of the Company for cash proceeds of $6,000.

As at July 31, 2008, the Company is indebted to the President of the Company for $125 for expenses paid on behalf of the Company. This amount is non-interest bearing, unsecured and due on demand.

The Company receives services from its president at no cost to the Company. For accounting purposes, the estimated fair value of these donated services ($300 per month for the services) is included in the statement of operations as an expense and additional paid-in capital is increased by the same amounts. For the period June 2, 2008 (date of inception) to July 31, 2008, the Company expensed $600 in donated services expenses.

Terrasol Holdings Ltd.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2008

Note 5. Common Stock

On June 4, 2008, the Company issued 6,000,000 shares of common stock at $0.001 per share to the President of the Company for cash proceeds of $6,000.

On July 18, 2008, the Company issued a total of 4,400,000 shares of common stock to 44 investors at $0.01 per share for cash proceeds of $44,000.

At July 31, 2008, the Company had no stock option plan, warrants or other dilutive securities outstanding.

The Company plans to file a registration statement to register 4,400,000 shares of common stock held by certain stockholders (the “selling stockholders”) of the Company. The Company will not receive any proceeds from any sales of such shares.

Note 6. Income Taxes

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

Period June 2, 2008
(Inception) to
July 31, 2008

Expected tax at 35%	$(6,798)
Permanent Differences	210
Increase in valuation allowance	6,588
Income tax provision	$-

Terrasol Holdings Ltd.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2008

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities at July 31, 2008 are as follows:

July 31,
2008

Net operating loss carryforword	$6,588
Valuation allowance	(6,588)
Net deferred tax assets	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $6,588 at July 31, 2008 attributable to the future utilization of the net operating loss carryforward of $18,824 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $18,824 in 2028.

Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change on ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

     Until _______________________, 2009, ninety (90) days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$1.73
Printing Expenses	200.00
Accounting Fees and Expenses	4,098.27
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30,000.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

a)

On June 4, 2008, we issued 6,000,000 shares of common stock to Juliet Morgan, our sole officer and director in consideration of $0.001 per share or a total of $6,000. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The transaction took place outside the United States of America and Ms. Morgan is a non-US person.

b)

On July 18, 2008, we issued 4,400,000 shares of common stock to forty-four individuals in consideration of $0.01 per share or a total of $44,000. The 4,400,000 shares so issued are being registered in this offering. The foregoing 4,400,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the
Securities being registered.
23.1	Consent of Michael T. Studer CPA P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 3rd of October, 2008.

TERRASOL HOLDINGS LTD.

BY:  JULIET MORGAN
        Juliet Morgan
        President, Principal Executive Officer, Principal
        Accounting Officer, Principal Financial Officer,
        Secretary and Treasurer.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

JULIET MORGAN	President, Principal Executive Officer, Secretary,	October 3, 2008
Juliet Morgan	Treasurer, Principal Financial Officer, Principal
Accounting Officer, and sole member of the Board of
Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the
Securities being registered.
23.1	Consent of Michael T. Studer CPA P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.